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Jill Slattery Chapman	McLean, VA 22102
+1 703 883 5476	ir.hilton.com

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Kent Landers
+1 703 883 3246

Hilton Reports Fourth Quarter and Full Year Results

MCLEAN, VA (February 9, 2023) - Hilton Worldwide Holdings Inc. ("Hilton" or the "Company") (NYSE: HLT) today reported its fourth quarter and full year 2022 results. Highlights include:

•Diluted EPS was $1.21 for the fourth quarter and $4.53 for the full year, exceeding the high end of guidance

•Diluted EPS, adjusted for special items, was $1.59 for the fourth quarter and $4.89 for the full year, exceeding the high end of guidance

•Net income was $333 million for the fourth quarter and $1,257 million for the full year, exceeding the high end of guidance

•Adjusted EBITDA was $740 million for the fourth quarter and $2,599 million for the full year, exceeding the high end of guidance

•System-wide comparable RevPAR increased 24.8 percent and 42.5 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2021

•System-wide comparable RevPAR increased 7.5 percent and decreased 1.3 percent, on a currency neutral basis, for the fourth quarter and full year, respectively, compared to the same periods in 2019

•Approved 24,400 new rooms for development during the fourth quarter, bringing Hilton's development pipeline to 416,400 rooms as of December 31, 2022

•Added 17,700 rooms to Hilton's system in the fourth quarter, resulting in 48,300 net additional rooms in Hilton's system for the full year, contributing to net unit growth of 4.7 percent, with fourth quarter hotel openings modestly lagging prior expectations due to the ongoing COVID-19 environment in China

•Full year 2023 net unit growth is expected to be between 5.0 percent and 5.5 percent

•Repurchased 3.8 million shares of Hilton common stock during the fourth quarter, bringing total capital return, including dividends, to $542 million for the quarter and more than $1.7 billion for the full year

•Launched a new premium economy brand, Spark by Hilton, in January 2023

•Full year 2023 system-wide RevPAR is expected to increase between 4 percent and 8 percent on a comparable and currency neutral basis compared to 2022; full year net income is projected to be between $1,382 million and $1,454 million; full year Adjusted EBITDA is projected to be between $2,800 million and $2,900 million

•Full year 2023 capital return is projected to be between $1.7 billion and $2.1 billion

Overview

Christopher J. Nassetta, President & Chief Executive Officer of Hilton, said, "Our fourth quarter and full year results surpassed our expectations, with fourth quarter system-wide RevPAR meaningfully exceeding the same period in 2019 driven by growth across all segments. This marked the second consecutive quarter that RevPAR exceeded pre-pandemic levels. Positive momentum has continued into the new year with exciting growth opportunities ahead, including the continued expansion of our brand portfolio with the recent launch of our newest brand, Spark by Hilton."

For the three months and year ended December 31, 2022, system-wide comparable RevPAR increased 24.8 percent and 42.5 percent, respectively, compared to the same periods in 2021, due to increases in both occupancy and ADR. For the three months and year ended December 31, 2022 compared to the same periods in 2021, fee revenues increased 30 percent and 45 percent, respectively. For comparison to pre-pandemic results, system-wide comparable RevPAR for the three months and year ended December 31, 2022 increased 7.5 percent and decreased 1.3 percent, respectively, compared to the same periods in 2019, and fee revenues for both the three months and year ended December 31, 2022 exceeded the same periods in 2019.

For the three months ended December 31, 2022, diluted EPS was $1.21 and diluted EPS, adjusted for special items, was $1.59 compared to $0.52 and $0.72, respectively, for the three months ended December 31, 2021. Net income and Adjusted EBITDA were $333 million and $740 million, respectively, for the three months ended December 31, 2022, compared to $148 million and $512 million, respectively, for the three months ended December 31, 2021.

For the year ended December 31, 2022, diluted EPS was $4.53 and diluted EPS, adjusted for special items, was $4.89 compared to $1.46 and $2.08, respectively, for the year ended December 31, 2021. Net income and Adjusted EBITDA were $1,257 million and $2,599 million, respectively, for the year ended December 31, 2022, compared to $407 million and $1,629 million, respectively, for the year ended December 31, 2021.

Development

In the fourth quarter of 2022, Hilton opened 108 new hotels contributing 17,700 additional rooms to Hilton's system and achieved net unit growth of 15,100 rooms. During the full year 2022, Hilton opened 355 new hotels totaling 58,200 rooms and achieved net unit growth of 48,300 rooms. Hilton continued to achieve growth milestones during the fourth quarter, opening the 60,000th room under the Home2 Suites by Hilton brand and the 150,000th room under the DoubleTree by Hilton brand. Further, during the fourth quarter, Hilton opened the Waldorf Astoria Cancun, marking the Company's 200th hotel in the Caribbean and Latin America region.

As of December 31, 2022, Hilton's development pipeline totaled more than 2,820 hotels representing 416,400 rooms throughout 118 countries and territories, including 30 countries and territories where Hilton does not currently have any existing hotels. Additionally, of the rooms in the development pipeline, 205,400 of the rooms were under construction and 243,500 of the rooms were located outside the U.S.

In January 2023, Hilton launched Spark by Hilton, a premium economy brand that is dedicated to delivering thoughtful simplicity, reliable service, unexpected touches and consistent quality. Spark by Hilton leverages a conversion model approach to growth and had more than 200 hotels in various stages of negotiation as of February 3, 2023.

Balance Sheet and Liquidity

As of December 31, 2022, Hilton had $8.8 billion of long-term debt outstanding, excluding the deduction for deferred financing costs and discount, with a weighted average interest rate of 4.45 percent. Excluding all finance lease liabilities and other debt of Hilton's consolidated variable interest entities, Hilton had $8.6 billion of long-term debt outstanding with a weighted average interest rate of 4.44 percent and no scheduled maturities until May 2025. No debt amounts were outstanding under Hilton's $1.75 billion senior secured revolving credit facility (the "Revolving Credit Facility") as of December 31, 2022, which had an available borrowing capacity of $1.69 billion after considering $60 million of outstanding letters of credit. Total cash and cash equivalents were $1,286 million as of December 31, 2022, including $77 million of restricted cash and cash equivalents.

In January 2023, Hilton amended its credit agreement governing its Revolving Credit Facility to increase the borrowing capacity to $2.0 billion, $250 million of which is available in the form of letters of credit, and, based on the terms of the agreement, Hilton expects the extended maturity date to be January 2028. As of February 3, 2023, after considering the $60 million of letters of credit outstanding and no borrowings outstanding, Hilton had an available borrowing capacity on the Revolving Credit Facility of $1,940 million.

During the fourth quarter of 2022, Hilton repurchased 3.8 million shares of its common stock for a cost of $501 million and an average price per share of $131.36. During the year ended December 31, 2022, Hilton repurchased 12.3 million shares of its common stock for a cost of $1,608 million and an average price per share of $130.75. In November 2022, Hilton's board of directors authorized an additional $2.5 billion for share repurchases under its share repurchase program. Through February 3, 2023, since the inception of Hilton's stock repurchase program in March 2017, Hilton has repurchased approximately 53.8 million shares of its common stock for approximately $5.1 billion at an average price per share of $94.19. The amount remaining under Hilton's stock repurchase program is approximately $2,933 million.

In December 2022, Hilton paid a quarterly cash dividend of $0.15 per share of common stock, for a total of $41 million, bringing cash dividends for the full year to $123 million. In February 2023, Hilton's board of directors authorized a regular quarterly cash dividend of $0.15 per share of common stock to be paid on or before March 31, 2023 to holders of record of its common stock as of the close of business on February 28, 2023.

Outlook

Share-based metrics in Hilton's outlook include actual share repurchases to date, but do not include the effect of potential share repurchases hereafter.

Full Year 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 4 percent and 8 percent compared to 2022.
•Diluted EPS is projected to be between $5.10 and $5.36.
•Diluted EPS, adjusted for special items, is projected to be between $5.42 and $5.68.
•Net income is projected to be between $1,382 million and $1,454 million.
•Adjusted EBITDA is projected to be between $2,800 million and $2,900 million.
•Contract acquisition costs and capital expenditures, excluding amounts indirectly reimbursed by third parties, are expected to be approximately $300 million.
•Capital return is projected to be between $1.7 billion and $2.1 billion.
•General and administrative expenses are projected to be between $390 million and $410 million.
•Net unit growth is expected to be between 5.0 percent and 5.5 percent.

First Quarter 2023

•System-wide comparable RevPAR, on a currency neutral basis, is expected to increase between 23 percent and 27 percent compared to the first quarter of 2022.
•Diluted EPS is projected to be between $1.00 and $1.06.
•Diluted EPS, adjusted for special items, is projected to be between $1.08 and $1.14.
•Net income is projected to be between $271 million and $287 million.
•Adjusted EBITDA is projected to be between $590 million and $610 million.

Conference Call

Hilton will host a conference call to discuss fourth quarter and full year 2022 results on February 9, 2023 at 10:00 a.m. Eastern Time. Participants may listen to the live webcast by logging on to the Hilton Investor Relations website at https://ir.hilton.com/events-and-presentations. A replay and transcript of the webcast will be available within 24 hours after the live event at https://ir.hilton.com/financial-reporting.

Alternatively, participants may listen to the live call by dialing 1-888-317-6003 in the United States ("U.S.") or 1-412-317-6061 internationally using the conference ID 2954222. Participants are encouraged to dial into the call or link to the webcast at least fifteen minutes prior to the scheduled start time. A telephone replay will be available for seven days following the call. To access the telephone replay, dial 1-877-344-7529 in the U.S. or 1-412-317-0088 internationally using the conference ID 9082885.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements include, but are not limited to, statements related to the expectations regarding the recovery of the travel and hospitality industry from the coronavirus ("COVID-19") pandemic (the "pandemic"), the performance of Hilton's business, future financial results, liquidity and capital resources and other non-historical statements. In some cases, these forward-looking statements can be identified by the use of words such as "outlook," "believes," "expects," "potential," "continues," "may," "will," "should," "could," "seeks," "projects," "predicts," "intends," "plans," "estimates," "anticipates" or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks and uncertainties including, among others, risks inherent to the hospitality industry, macroeconomic factors beyond Hilton's control, such as inflation, changes in interest rates and challenges due to labor shortages and supply chain disruptions, risks related to the impact of the pandemic, including as a result of new strains or variants of the virus and uncertainty of the acceptance and continued effectiveness of the COVID-19 vaccines, competition for hotel guests and management and franchise contracts, risks related to doing business with third-party hotel owners, performance of Hilton's information technology systems, growth of reservation channels outside of Hilton's system, risks of doing business outside of the U.S., risks associated with the Russian invasion of Ukraine and Hilton's indebtedness. Additional factors that could cause Hilton's results to differ materially from those described in the forward-looking statements can be found under the sections entitled "Part I—Item 1A. Risk Factors" of Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2021 and "Part II —Item 1A. Risk Factors" of Hilton's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2022, both of which are filed with the Securities and Exchange Commission (the "SEC") and are accessible on the SEC's website at www.sec.gov. Such factors may be updated from time to time in Hilton's periodic filings with the SEC, including Hilton's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, which is expected to be filed with the SEC on or about the date of this press release. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this press release and in Hilton's filings with the SEC. The Company undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

Definitions

See the "Definitions" section for the definition of certain terms used within this press release, including within the schedules.

Non-GAAP Financial Measures

The Company refers to certain financial measures that are not recognized under U.S. generally accepted accounting principles ("GAAP") in this press release, including: net income (loss), adjusted for special items; diluted EPS, adjusted for special items; EBITDA; Adjusted EBITDA; Adjusted EBITDA margin; net debt; and net debt to Adjusted EBITDA ratio. See the schedules to this press release, including the "Definitions" section, for additional information and reconciliations of such non-GAAP financial measures, as well as the most comparable GAAP financial measure.

About Hilton

Hilton (NYSE: HLT) is a leading global hospitality company with a portfolio of 19 world-class brands comprising more than 7,100 properties and more than 1.1 million rooms, in 123 countries and territories. Dedicated to fulfilling its founding vision to fill the earth with the light and warmth of hospitality, Hilton has welcomed more than 3 billion guests in its more than 100-year history, earned a top spot on Fortune's 100 Best Companies to Work For list and been recognized as a global leader on the Dow Jones Sustainability Indices for six consecutive years. Hilton has introduced several industry-leading technology enhancements to improve the guest experience, including Digital Key Share, automated complimentary room upgrades and the ability to book confirmed connecting rooms. Through the award-winning guest loyalty program Hilton Honors, the more than 150 million members who book directly with Hilton can earn Points for hotel stays and experiences money can't buy. With the free Hilton Honors app, guests can book their stay, select their room, check in, unlock their door with a Digital Key and check out, all from their smartphone. Visit stories.hilton.com for more information, and connect with Hilton on facebook.com/hiltonnewsroom, twitter.com/hiltonnewsroom, linkedin.com/company/hilton, instagram.com/hiltonnewsroom and youtube.com/hiltonnewsroom.

HILTON WORLDWIDE HOLDINGS INC.
EARNINGS RELEASE SCHEDULES

HILTON WORLDWIDE HOLDINGS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Revenues
Franchise and licensing fees	$537	$431	$2,068	$1,493
Base and other management fees	88	60	294	176
Incentive management fees	64	38	196	98
Owned and leased hotels	349	222	1,076	598
Other revenues	31	23	102	79
	1,069	774	3,736	2,444
Other revenues from managed and franchised properties	1,375	1,062	5,037	3,344
Total revenues	2,444	1,836	8,773	5,788

Expenses
Owned and leased hotels	294	227	999	679
Depreciation and amortization	39	45	162	188
General and administrative	95	103	382	405
Other expenses	25	14	60	45
	453	389	1,603	1,317
Other expenses from managed and franchised properties	1,487	1,115	5,076	3,454
Total expenses	1,940	1,504	6,679	4,771

Gain (loss) on sales of assets, net	—	1	—	(7)

Operating income	504	333	2,094	1,010

Interest expense	(120)	(95)	(415)	(397)
Gain (loss) on foreign currency transactions	1	(8)	5	(7)
Loss on debt extinguishment	—	—	—	(69)
Other non-operating income, net	18	7	50	23

Income before income taxes	403	237	1,734	560

Income tax expense	(70)	(89)	(477)	(153)

Net income	333	148	1,257	407
Net loss (income) attributable to noncontrolling interests	(5)	(1)	(2)	3
Net income attributable to Hilton stockholders	$328	$147	$1,255	$410

Weighted average shares outstanding:
Basic	270	279	275	279
Diluted	272	282	277	281

Earnings per share:
Basic	$1.22	$0.53	$4.56	$1.47
Diluted	$1.21	$0.52	$4.53	$1.46

Cash dividends declared per share	$0.15	$—	$0.45	$—

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS
BY REGION, BRAND AND SEGMENT
(unaudited)

	Three Months Ended December 31,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
Region
U.S.	68.1%	4.4%	pts.	$157.20	11.9%	$106.99	19.6%
Americas (excluding U.S.)	66.1	13.1		139.75	22.6	92.33	52.8
Europe	70.3	14.2		149.53	32.8	105.15	66.5
Middle East & Africa	74.2	7.1		174.24	13.9	129.27	25.9
Asia Pacific	55.8	2.5		109.21	23.0	60.97	28.8

Brand
Waldorf Astoria Hotels & Resorts	60.6%	7.0%	pts.	$495.99	(0.7)%	$300.74	12.2%
Conrad Hotels & Resorts	64.0	8.2		300.96	38.5	192.52	58.9
Canopy by Hilton	66.2	6.5		199.22	15.8	131.86	28.5
Hilton Hotels & Resorts	64.5	11.3		184.30	20.3	118.79	45.9
Curio Collection by Hilton	65.3	7.7		227.96	10.1	148.92	24.9
DoubleTree by Hilton	62.9	6.9		136.88	13.4	86.13	27.3
Tapestry Collection by Hilton	63.9	5.1		170.73	13.9	109.11	23.8
Embassy Suites by Hilton	68.2	6.7		172.55	11.4	117.66	23.6
Hilton Garden Inn	67.2	5.6		138.43	13.4	93.01	23.6
Hampton by Hilton	67.4	2.5		126.88	10.1	85.56	14.3
Tru by Hilton	67.0	3.1		120.65	8.6	80.89	13.8
Homewood Suites by Hilton	75.8	1.5		148.70	11.9	112.75	14.1
Home2 Suites by Hilton	75.0	0.5		132.80	10.7	99.57	11.4

Segment
Management and franchise	66.9%	5.2%	pts.	$150.82	14.0%	$100.94	23.6%
Ownership(1)	71.2	27.7		208.10	29.2	148.27	111.1

System-wide	67.0%	5.5%	pts.	$151.81	14.5%	$101.72	24.8%

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
COMPARABLE AND CURRENCY NEUTRAL SYSTEM-WIDE HOTEL OPERATING STATISTICS (continued)
BY REGION, BRAND AND SEGMENT
(unaudited)

	Year Ended December 31,
	Occupancy			ADR		RevPAR
	2022	vs. 2021		2022	vs. 2021	2022	vs. 2021
Region
U.S.	69.9%	8.8%	pts.	$157.44	19.3%	$110.09	36.5%
Americas (excluding U.S.)	63.8	20.6		138.55	28.5	88.44	89.8
Europe	67.0	25.6		147.00	43.8	98.51	132.5
Middle East & Africa	66.6	14.6		154.57	21.7	102.99	56.0
Asia Pacific	53.2	2.4		103.73	13.8	55.17	19.1

Brand
Waldorf Astoria Hotels & Resorts	55.3%	14.3%	pts.	$491.14	7.3%	$271.69	44.6%
Conrad Hotels & Resorts	57.7	14.7		272.35	39.1	157.02	86.5
Canopy by Hilton	62.9	15.0		195.37	20.9	122.92	58.7
Hilton Hotels & Resorts	62.2	17.9		181.69	24.5	112.93	74.6
Curio Collection by Hilton	63.2	14.0		229.00	17.6	144.66	51.0
DoubleTree by Hilton	63.3	13.1		136.98	19.1	86.67	50.2
Tapestry Collection by Hilton	64.5	12.8		167.74	17.2	108.21	46.3
Embassy Suites by Hilton	68.7	12.1		173.74	19.0	119.37	44.6
Hilton Garden Inn	68.0	9.7		138.62	19.4	94.30	39.2
Hampton by Hilton	69.2	6.0		129.22	15.7	89.44	26.7
Tru by Hilton	70.0	6.4		123.72	15.5	86.62	27.2
Homewood Suites by Hilton	78.5	4.8		149.26	19.4	117.16	27.1
Home2 Suites by Hilton	77.9	3.5		134.04	16.7	104.47	22.2

Segment
Management and franchise	67.6%	10.0%	pts.	$150.28	20.3%	$101.57	41.2%
Ownership(1)	60.9	30.6		200.19	30.9	121.90	162.9

System-wide	67.5%	10.3%	pts.	$151.01	20.6%	$101.90	42.5%
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY
As of December 31, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Waldorf Astoria Hotels & Resorts
U.S.	—	—	12	4,489	—	—	12	4,489
Americas (excluding U.S.)	—	—	3	425	—	—	3	425
Europe	2	463	4	898	—	—	6	1,361
Middle East & Africa	—	—	7	1,867	—	—	7	1,867
Asia Pacific	—	—	6	1,259	—	—	6	1,259
LXR Hotels & Resorts
U.S.	—	—	—	—	3	522	3	522
Americas (excluding U.S.)	—	—	—	—	1	76	1	76
Europe	—	—	1	70	1	307	2	377
Middle East & Africa	—	—	1	41	3	282	4	323
Asia Pacific	—	—	—	—	1	114	1	114
Conrad Hotels & Resorts
U.S.	—	—	6	2,227	2	1,730	8	3,957
Americas (excluding U.S.)	—	—	3	787	—	—	3	787
Europe	—	—	4	1,155	1	107	5	1,262
Middle East & Africa	1	614	4	1,689	—	—	5	2,303
Asia Pacific	1	164	22	7,078	1	659	24	7,901
Canopy by Hilton
U.S.	—	—	—	—	26	4,490	26	4,490
Americas (excluding U.S.)	—	—	2	272	—	—	2	272
Europe	—	—	1	123	4	917	5	1,040
Middle East & Africa	—	—	1	200	—	—	1	200
Asia Pacific	—	—	4	614	—	—	4	614
Signia by Hilton
U.S.	—	—	2	1,814	—	—	2	1,814
Hilton Hotels & Resorts
U.S.	—	—	60	44,578	186	58,188	246	102,766
Americas (excluding U.S.)	1	405	30	11,559	24	7,241	55	19,205
Europe	38	11,262	46	15,580	43	11,280	127	38,122
Middle East & Africa	4	1,705	39	13,668	4	1,738	47	17,111
Asia Pacific	5	2,999	115	40,610	9	3,557	129	47,166
Curio Collection by Hilton
U.S.	—	—	10	4,000	64	14,003	74	18,003
Americas (excluding U.S.)	—	—	2	99	17	2,196	19	2,295
Europe	—	—	6	516	27	3,534	33	4,050
Middle East & Africa	—	—	4	741	2	557	6	1,298
Asia Pacific	—	—	4	773	2	248	6	1,021
DoubleTree by Hilton
U.S.	—	—	31	10,397	348	79,122	379	89,519
Americas (excluding U.S.)	—	—	3	587	39	7,822	42	8,409
Europe	—	—	14	3,580	109	18,610	123	22,190
Middle East & Africa	—	—	19	4,939	6	825	25	5,764
Asia Pacific	—	—	83	22,174	8	2,101	91	24,275

(continued on next page)

HILTON WORLDWIDE HOLDINGS INC.
PROPERTY SUMMARY (continued)
As of December 31, 2022

	Owned / Leased(1)		Managed		Franchised		Total
	Properties	Rooms	Properties	Rooms	Properties	Rooms	Properties	Rooms
Tapestry Collection by Hilton
U.S.	—	—	—	—	78	9,382	78	9,382
Americas (excluding U.S.)	—	—	1	138	7	740	8	878
Europe	—	—	—	—	6	360	6	360
Middle East & Africa	—	—	1	50	—	—	1	50
Asia Pacific	—	—	1	266	1	175	2	441
Embassy Suites by Hilton
U.S.	—	—	38	10,121	216	48,653	254	58,774
Americas (excluding U.S.)	—	—	2	354	6	1,649	8	2,003
Middle East & Africa	—	—	—	—	1	151	1	151
Motto by Hilton
U.S.	—	—	—	—	3	871	3	871
Americas (excluding U.S.)	—	—	—	—	1	115	1	115
Europe	—	—	—	—	1	108	1	108
Hilton Garden Inn
U.S.	—	—	6	689	737	101,796	743	102,485
Americas (excluding U.S.)	—	—	13	1,992	51	7,664	64	9,656
Europe	—	—	18	3,486	61	9,849	79	13,335
Middle East & Africa	—	—	17	3,555	3	474	20	4,029
Asia Pacific	—	—	58	12,688	7	1,149	65	13,837
Hampton by Hilton
U.S.	—	—	23	2,986	2,309	228,576	2,332	231,562
Americas (excluding U.S.)	—	—	12	1,537	115	13,931	127	15,468
Europe	—	—	16	2,697	109	16,965	125	19,662
Middle East & Africa	—	—	5	1,459	—	—	5	1,459
Asia Pacific	—	—	—	—	274	43,892	274	43,892
Tru by Hilton
U.S.	—	—	—	—	231	22,569	231	22,569
Americas (excluding U.S.)	—	—	—	—	4	453	4	453
Homewood Suites by Hilton
U.S.	—	—	9	1,131	499	57,064	508	58,195
Americas (excluding U.S.)	—	—	3	406	24	2,688	27	3,094
Home2 Suites by Hilton
U.S.	—	—	2	210	545	57,080	547	57,290
Americas (excluding U.S.)	—	—	—	—	7	753	7	753
Asia Pacific	—	—	—	—	22	3,309	22	3,309
Other	—	—	4	1,463	6	1,436	10	2,899
Total hotels	52	17,612	778	244,037	6,255	852,078	7,085	1,113,727
Hilton Grand Vacations	—	—	—	—	80	13,703	80	13,703
Total system	52	17,612	778	244,037	6,335	865,781	7,165	1,127,430
____________
(1)Includes hotels owned or leased by entities in which Hilton owns a noncontrolling financial interest.

HILTON WORLDWIDE HOLDINGS INC.
CAPITAL EXPENDITURES AND CONTRACT ACQUISITION COSTS
(dollars in millions)
(unaudited)

	Three Months Ended
	December 31,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$20	$18	2	11.1
Capitalized software costs(2)	20	16	4	25.0
Total capital expenditures	40	34	6	17.6
Contract acquisition costs	20	40	(20)	(50.0)
Total capital expenditures and contract acquisition costs	$60	$74	(14)	(18.9)

	Year Ended
	December 31,		Increase / (Decrease)
	2022	2021	$	%
Capital expenditures for property and equipment(1)	$39	$35	4	11.4
Capitalized software costs(2)	63	44	19	43.2
Total capital expenditures	102	79	23	29.1
Contract acquisition costs	81	200	(119)	(59.5)
Total capital expenditures and contract acquisition costs	$183	$279	(96)	(34.4)
____________
(1)Represents expenditures for hotels, corporate and other property and equipment, which include amounts indirectly reimbursed by hotel owners of $6 million and $3 million for the three months ended December 31, 2022 and 2021, respectively, and $8 million and $6 million for the years ended December 31, 2022 and 2021, respectively. Excludes expenditures for FF&E replacement reserves of $14 million and $18 million for the three months ended December 31, 2022 and 2021, respectively, and $54 million and $48 million for the years ended December 31, 2022 and 2021, respectively.
(2)Amounts include $19 million and $12 million of expenditures that were indirectly reimbursed by hotel owners for the three months ended December 31, 2022 and 2021, respectively, and $59 million and $37 million for the years ended December 31, 2022 and 2021, respectively.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income attributable to Hilton stockholders, as reported	$328	$147	$1,255	$410
Diluted EPS, as reported	$1.21	$0.52	$4.53	$1.46
Special items:
Net other expenses from managed and franchised properties	$112	$53	$39	$110
Purchase accounting amortization(1)	11	12	45	47
FF&E replacement reserves	14	18	54	48
Loss on debt extinguishment(2)	—	—	—	69
Tax-related adjustment(3)	—	(5)	—	(43)
Other adjustments(4)	5	(3)	(4)	15
Total special items before taxes	142	75	134	246
Income tax expense on special items	(36)	(20)	(32)	(72)
Total special items after taxes	$106	$55	$102	$174

Net income, adjusted for special items	$434	$202	$1,357	$584
Diluted EPS, adjusted for special items	$1.59	$0.72	$4.89	$2.08
____________
(1)Amounts represent the amortization expense related to finite-lived intangible assets that were recorded at fair value in 2007 when the Company became a wholly owned subsidiary of affiliates of Blackstone Inc. The majority of the related assets that were remaining as of December 31, 2022 will be fully amortized during 2023.
(2)The amount relates to the redemption of senior unsecured notes and includes a redemption premium of $55 million and the accelerated recognition of unamortized deferred financing costs related to those senior unsecured notes of $14 million.
(3)Amounts include income tax benefits recognized related to changes in effective tax rates, which did not have an effect on cash paid for taxes in the periods.
(4)Amounts for the three months and year ended December 31, 2022 include net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates, which were recognized in other non-operating income, net. Amount for the year ended December 31, 2021 includes costs recognized for certain legal settlements, which were recognized in general and administrative expenses. All periods include net losses (gains) on asset dispositions.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
NET INCOME MARGIN AND
ADJUSTED EBITDA AND ADJUSTED EBITDA MARGIN
(dollars in millions)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Net income	$333	$148	$1,257	$407
Interest expense	120	95	415	397
Income tax expense	70	89	477	153
Depreciation and amortization expenses	39	45	162	188
EBITDA	562	377	2,311	1,145
Loss (gain) on sales of assets, net	—	(1)	—	7
Loss (gain) on foreign currency transactions	(1)	8	(5)	7
Loss on debt extinguishment	—	—	—	69
FF&E replacement reserves	14	18	54	48
Share-based compensation expense	36	49	162	193
Amortization of contract acquisition costs	10	9	38	32
Net other expenses from managed and franchised properties	112	53	39	110
Other adjustments(1)	7	(1)	—	18
Adjusted EBITDA	$740	$512	$2,599	$1,629
____________
(1)Amount for the year ended December 31, 2022 was less than $1 million. Amounts for the three months and year ended December 31, 2022 include the net losses (gains) related to certain of Hilton's investments in unconsolidated affiliates. Amounts for the three months and year ended December 31, 2021 include costs recognized for certain legal settlements. All periods include severance and other items.

	Three Months Ended		Year Ended
	December 31,		December 31,
	2022	2021	2022	2021
Total revenues, as reported	$2,444	$1,836	$8,773	$5,788
Add: amortization of contract acquisition costs	10	9	38	32
Less: other revenues from managed and franchised properties	(1,375)	(1,062)	(5,037)	(3,344)
Total revenues, as adjusted	$1,079	$783	$3,774	$2,476

Net income	$333	$148	$1,257	$407
Net income margin	13.6%	8.1%	14.3%	7.0%

Adjusted EBITDA	$740	$512	$2,599	$1,629
Adjusted EBITDA margin	68.6%	65.4%	68.9%	65.8%

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
LONG-TERM DEBT TO NET INCOME RATIO AND
NET DEBT AND NET DEBT TO ADJUSTED EBITDA RATIO
(dollars in millions)
(unaudited)

	December 31,
	2022	2021
Long-term debt, including current maturities	$8,747	$8,766
Add: unamortized deferred financing costs and discount	73	87
Long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount	8,820	8,853
Less: cash and cash equivalents	(1,209)	(1,427)
Less: restricted cash and cash equivalents	(77)	(85)
Net debt	$7,534	$7,341

Net income	$1,257	$407
Long-term debt to net income ratio	7.0	21.5

Adjusted EBITDA	$2,599	$1,629
Net debt to Adjusted EBITDA ratio	2.9	4.5

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: NET INCOME AND DILUTED EPS, ADJUSTED FOR SPECIAL ITEMS
(in millions, except per share data)
(unaudited)

	Three Months Ending
	March 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$270	$286
Diluted EPS(1)	$1.00	$1.06
Special items(2):
Purchase accounting amortization	$11	$11
FF&E replacement reserves	16	16
Total special items before taxes	27	27
Income tax expense on special items	(5)	(5)
Total special items after taxes	$22	$22

Net income, adjusted for special items	$292	$308
Diluted EPS, adjusted for special items(1)	$1.08	$1.14

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income attributable to Hilton stockholders	$1,378	$1,450
Diluted EPS(1)	$5.10	$5.36
Special items(2):
Purchase accounting amortization	37	37
FF&E replacement reserves	68	68
Total special items before taxes	105	105
Income tax expense on special items	(18)	(18)
Total special items after taxes	$87	$87

Net income, adjusted for special items	$1,465	$1,537
Diluted EPS, adjusted for special items(1)	$5.42	$5.68
____________
(1)Does not include the effect of potential share repurchases.
(2)See "—Net Income and Diluted EPS, Adjusted for Special Items" for details of these special items.

HILTON WORLDWIDE HOLDINGS INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
OUTLOOK: ADJUSTED EBITDA
(in millions)
(unaudited)

	Three Months Ending
	March 31, 2023
	Low Case	High Case
Net income	$271	$287
Interest expense	116	116
Income tax expense	101	106
Depreciation and amortization expenses	38	38
EBITDA	526	547
FF&E replacement reserves	16	16
Share-based compensation expense	34	34
Amortization of contract acquisition costs	11	11
Other adjustments(1)	3	2
Adjusted EBITDA	$590	$610

	Year Ending
	December 31, 2023
	Low Case	High Case
Net income	$1,382	$1,454
Interest expense	440	440
Income tax expense	541	569
Depreciation and amortization expenses	151	151
EBITDA	2,514	2,614
FF&E replacement reserves	68	68
Share-based compensation expense	159	159
Amortization of contract acquisition costs	46	46
Other adjustments(1)	13	13
Adjusted EBITDA	$2,800	$2,900
____________
(1)Includes adjustments for severance and other items. See "—Net Income Margin and Adjusted EBITDA and Adjusted EBITDA Margin" for details of these adjustments.

HILTON WORLDWIDE HOLDINGS INC.
DEFINITIONS

Net Income (Loss), Adjusted for Special Items, and Diluted EPS, Adjusted for Special Items

Net income (loss), adjusted for special items, and diluted earnings (loss) per share ("EPS"), adjusted for special items, are not recognized terms under GAAP and should not be considered as alternatives to net income (loss) or other measures of financial performance or liquidity derived in accordance with GAAP. In addition, the Company's definition of net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, may not be comparable to similarly titled measures of other companies.

Net income (loss), adjusted for special items, and diluted EPS, adjusted for special items, are included to assist investors in performing meaningful comparisons of past, present and future operating results and as a means of highlighting the results of the Company's ongoing operations.

EBITDA, Adjusted EBITDA, Net Income Margin and Adjusted EBITDA Margin

EBITDA, presented herein, reflects net income (loss), excluding interest expense, a provision for income tax benefit (expense) and depreciation and amortization expenses. Adjusted EBITDA, presented herein, is calculated as EBITDA, as previously defined, further adjusted to exclude certain items, including gains, losses, revenues and expenses in connection with: (i) asset dispositions for both consolidated and unconsolidated investments; (ii) foreign currency transactions; (iii) debt restructurings and retirements; (iv) furniture, fixtures and equipment ("FF&E") replacement reserves required under certain lease agreements; (v) share-based compensation; (vi) reorganization, severance, relocation and other expenses; (vii) non-cash impairment; (viii) amortization of contract acquisition costs; (ix) the net effect of reimbursable costs included in other revenues and other expenses from managed and franchised properties; and (x) other items.

Net income margin represents net income as a percentage of total revenues. Adjusted EBITDA margin represents Adjusted EBITDA as a percentage of total revenues, adjusted to exclude the amortization of contract acquisition costs and other revenues from managed and franchised properties.

The Company believes that EBITDA, Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors about the Company's financial condition and results of operations for the following reasons: (i) these measures are among the measures used by the Company's management team to evaluate its operating performance and make day-to-day operating decisions and (ii) these measures are frequently used by securities analysts, investors and other interested parties as a common performance measure to compare results or estimate valuations across companies in the industry. Additionally, these measures exclude certain items that can vary widely across different industries and among competitors within the Company's industry. For instance, interest expense and income taxes are dependent on company specifics, including, among other things, capital structure and operating jurisdictions, respectively, and, therefore, could vary significantly across companies. Depreciation and amortization expenses, as well as amortization of contract acquisition costs, are dependent upon company policies, including the method of acquiring and depreciating assets and the useful lives that are assigned to those depreciating or amortizing assets for accounting purposes. For Adjusted EBITDA, the Company also excludes items such as: (i) FF&E replacement reserves for leased hotels to be consistent with the treatment of capital expenditures for property and equipment, where depreciation of such capitalized assets is reported within depreciation and amortization expenses; (ii) share-based compensation, as this could vary widely among companies due to the different plans in place and the usage of them; (iii) the net effect of the Company's cost reimbursement revenues and reimbursed expenses, as the Company contractually does not operate the related programs to generate a profit over the terms of the respective contracts; and (iv) other items, such as amounts related to debt restructurings and debt retirements and reorganization and related severance costs, that are not core to the Company's operations and are not reflective of the Company's operating performance.

EBITDA, Adjusted EBITDA and Adjusted EBITDA margin are not recognized terms under GAAP and should not be considered as alternatives, either in isolation or as a substitute, for net income (loss) or other measures of financial performance or liquidity, including cash flows, derived in accordance with GAAP. Further, EBITDA, Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, may not be comparable to similarly titled measures of other companies and should not be considered as other methods of analyzing the Company's results as reported under GAAP.

Net Debt, Long-Term Debt to Net Income Ratio and Net Debt to Adjusted EBITDA Ratio

Long-term debt to net income ratio is calculated as the ratio of Hilton's long-term debt, including current maturities, to net income. Net debt and net debt to Adjusted EBITDA ratio, presented herein, are non-GAAP financial measures that the Company uses to evaluate its financial leverage. Net debt is calculated as: long-term debt, including current maturities and excluding the deduction for unamortized deferred financing costs and discount; reduced by: (i) cash and cash equivalents and (ii) restricted cash and cash equivalents. Beginning as of March 31, 2022, the Company has modified its definition of net debt to no longer include Hilton's share of unconsolidated affiliate debt. Since this debt is not consolidated by the Company, the modified definition more accurately reflects how the Company and the Company's investors evaluate Hilton's financial leverage, as well as its indebtedness.

Net debt should not be considered as a substitute to debt presented in accordance with GAAP, and net debt to Adjusted EBITDA ratio should not be considered as an alternative to measures of financial condition derived in accordance with GAAP. Net debt and net debt to Adjusted EBITDA ratio may not be comparable to similarly titled measures of other companies. The Company believes net debt and net debt to Adjusted EBITDA ratio provide useful information about its indebtedness to investors as they are frequently used by securities analysts, investors and other interested parties to compare the indebtedness between companies.

Comparable Hotels

The Company defines comparable hotels as those that: (i) were active and operating in the Company's system for at least one full calendar year as of the end of the current period, and open January 1st of the previous year; (ii) have not undergone a change in brand or ownership type during the current or comparable periods reported; and (iii) have not sustained substantial property damage, business interruption, undergone large-scale capital projects or for which comparable results were not available. Of the 7,085 hotels in the Company's system as of December 31, 2022, 5,797 hotels were classified as comparable hotels. The 1,288 non-comparable hotels included 272 hotels, or less than four percent of the total hotels in the Company's system, that were removed from the comparable group during the last twelve months because they sustained substantial property damage, business interruption, underwent large-scale capital projects or comparable results were otherwise not available.

When considering business interruption in the context of the Company's definition of comparable hotels, no hotel that had completely or partially suspended operations on a temporary basis at any time as a result of the COVID-19 pandemic was excluded from the definition of comparable hotels on that basis alone. Despite these temporary suspensions of hotel operations, the Company believes that including these hotels within the hotel operating statistics of occupancy, average daily rate ("ADR") and revenue per available room ("RevPAR"), if they would have otherwise been included, reflects the underlying results of the business for the three months and years ended December 31, 2022 and 2021.

Occupancy

Occupancy represents the total number of room nights sold divided by the total number of room nights available at a hotel or group of hotels for a given period. Occupancy measures the utilization of available capacity at a hotel or group of hotels. Management uses occupancy to gauge demand at a specific hotel or group of hotels in a given period. Occupancy levels also help management determine achievable ADR pricing levels as demand for hotel rooms increases or decreases.

ADR

ADR represents hotel room revenue divided by the total number of room nights sold for a given period. ADR measures the average room price attained by a hotel, and ADR trends provide useful information concerning the pricing environment and the nature of the customer base of a hotel or group of hotels. ADR is a commonly used performance measure in the industry, and management uses ADR to assess pricing levels that the Company is able to generate by type of customer, as changes in rates charged to customers have different effects on overall revenues and incremental profitability than changes in occupancy, as described above.

RevPAR

RevPAR is calculated by dividing hotel room revenue by the total number of room nights available to guests for a given period. Management considers RevPAR to be a meaningful indicator of the Company's performance as it provides a metric correlated to two primary and key drivers of operations at a hotel or group of hotels, as previously described: occupancy and ADR. RevPAR is also a useful indicator in measuring performance over comparable periods for comparable hotels.

References to occupancy, ADR and RevPAR throughout this press release are presented on a comparable basis, based on the comparable hotels as of December 31, 2022, and references to ADR and RevPAR are presented on a currency neutral basis, unless otherwise noted. As such, comparisons of these hotel operating statistics for the three months and years ended December 31, 2022 and 2021 or 2019, use the foreign currency exchange rates used to translate the results of the Company's foreign operations within its condensed consolidated financial statements for the three months and year ended December 31, 2022.